UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2009

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 15, 2009, P. Thomas Vogel resigned as a member of the Board of Directors of Pressure BioSciences, Inc. (the “Company”), effective September 15, 2009.  Mr. Vogel served as a member of the Board of Directors since January 2004.  During his tenure, Mr. Vogel served as a member of the Audit Committee and Nominating Committee, and as Chairman of the Compensation Committee.  Mr. Vogel has agreed to provide consulting services to the Company, on an as needed basis, until September 15, 2011.

(d)           On September 15, 2009, based on the recommendation of the Nominating Committee, the Board of Directors unanimously elected Alan D. Rosenson to the Board of Directors, effective September 15, 2009, to fill the Class II vacancy created by the resignation of Mr. Vogel.  Mr. Rosenson has been appointed to the Audit, Compensation, and Nominating Committees.

Mr. Rosenson currently serves as President of ALJAR Investments, Inc, which he founded in 1994, and through which he manages stock and bond portfolios for private clients.  In 1987, Mr. Rosenson founded Consulting Innovations, Inc., an information systems firm, that currently provides consulting services and technology training to high-level executives and business owners.    Mr. Rosenson has been a volunteer for various charities from 1990 to the present.  Mr. Rosenson earned his B.A. degree from Indiana University with honors, and his MBA degree from Washington University in St. Louis.

Mr. Rosenson will receive the same compensation as other non-employee directors of the Company.  Effective January 1, 2009, non-employee directors are entitled to a quarterly stipend of $2,500 to be accrued and not paid until such time in the future that the Board determines that the overall financial and cash position of the Company will allow payments of such amounts.  In addition, as a non-employee director, Mr. Rosenson was granted options to purchase 25,000 shares of the Company’s common stock.

In the Company’s private placement of securities that closed in February 2009, trusts controlled by Mr. Rosenson’s father purchased approximately $250,000 of units, with each unit consisting of one share of Series A Convertible Preferred Stock, and warrants to purchase shares of the Company’s common stock and shares of the Series A Convertible Preferred Stock.  For a more complete description of the private placement, see the Company’s Current Report on Form 8-K filed on February 18, 2009, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
99.1	Press release dated September 17, 2009 of Pressure BioSciences, Inc. furnished herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release dated September 17, 2009 of Pressure BioSciences, Inc., furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 17, 2009	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher Richard T. Schumacher,
President and Chief Executive Officer